UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2016

Date of Report (Date of earliest event reported)

Modern Round Entertainment Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55212	90-1031365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7333 East Doubletree Ranch Road, Suite D-250

Scottsdale, Arizona

85258

(Address of Principal Executive Offices) (Zip Code)

(480) 219-8439

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to Item 2.03 of this Current Report on Form 8-K. The disclosure contained in Item 2.03 and the information contained in Exhibit 10.11 attached hereto is hereby incorporated by reference in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our wholly owned subsidiary, Modern Round, Inc., a Nevada corporation, or Modern Round, entered into a Loan and Security Agreement, dated as of May 11, 2016, or the Loan Agreement, with (i) Black Powder Management, L.L.C., a Nevada limited liability company, or Black Powder, and (ii) BK Entertainment LLC, an Arizona limited liability company, or BK Entertainment and together with Black Powder, each, a Lender and collectively, Lenders. The principal of Black Powder serves on our Board of Directors and is an indirect 10% stockholder of our company. The principal of BK Entertainment also serves on our Board of Directors, and BK Entertainment is a 10% stockholder of our company. Pursuant to the Loan Agreement, Lenders have agreed to make a revolving credit loan to Modern Round during the Commitment Period (as defined below), in an aggregate principal amount at any one time outstanding not to exceed $1,500,000, or the Loan. Interest on the unpaid principal amount from time to time outstanding is payable by Modern Round at a rate of 5.0% per annum. Modern Round is required to pay to each Lender, in accordance with such Lender’s proportionate share of the outstanding advances, all accrued and unpaid interest in arrears commencing on June 1, 2016, and on the first day of each month thereafter until payment in full of any principal amount outstanding under the Loan. The principal balance outstanding under the Loan Agreement, together with all accrued interest and other amounts payable thereunder, if not sooner paid as provided in the Loan Agreement, will be due and payable on the Termination Date (as defined below). Pursuant to the Loan Agreement, Modern Round granted to Lenders a security interest in substantially all of the personal property assets of Modern Round. Modern Round will be subject to customary negative covenants as set forth in the Loan Agreement. As used in the Loan Agreement, “Commitment Period” means the period from and including the date of the first advance under the Loan Agreement to and including the Termination Date, and “Termination Date” means June 30, 2018, or (i) such earlier date upon which the commitment shall terminate as provided in the Loan Agreement or (ii) such later date upon Modern Round’s election to extend the Termination Date in accordance with the Loan Agreement. Lenders may elect to extend the Termination Date for successive one-year periods by providing written notice of such extension to Modern Round not later than 90 days prior to the Termination Date then being extended.

In connection with the Loan Agreement, each of Modern Round’s wholly owned subsidiaries, MR Las Vegas, LLC, an Arizona limited liability company, and MR Peoria, LLC, an Arizona limited liability company, entered into a guaranty for the benefit of Lenders to guarantee the obligations of Modern Round under the Loan Agreement, and each granted to Lenders a security interest in substantially all of its personal property assets pursuant to a security agreement.

The foregoing description of the Loan Agreement is a summary only and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.11.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

10.11	Loan and Security Agreement, dated as of May 11, 2016, by and among Modern Round, Inc., Black Powder Management, L.L.C., and BK Entertainment LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN ROUND ENTERTAINMENT
CORPORATION

Date: May 16, 2016	By:	/s/ Ronald L. Miller, Jr.
Ronald L. Miller, Jr., Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

10.11	Loan and Security Agreement, dated as of May 11, 2016, by and among Modern Round, Inc., Black Powder Management, L.L.C., and BK Entertainment LLC